SUNSTOCK, INC.
SUBSCRIPTION AGREEMENT

Sunstock, Inc.
Sunstock, Inc.
111 Vista Creek Circle
Sacramento, California 95835

Re: Offering of shares of the Series A Preferred Stock and Warrants of Sunstock, Inc.

Gentlemen:

1. Subscription. The undersigned hereby subscribes for the purchase of (a) 400,000,000 shares of the Series A preferred stock, par value $0.001 per share (the "Series A Preferred Stock") in Sunstock, Inc., a Delaware corporation (the "Company") in accordance with the terms of this Subscription Agreement, the Sunstock, Inc. Certificate of Designation for the Series A Preferred Stock attached hereto as Attachment A, and (b) the purchase of 0 (zero) warrants (the "Warrants") for the purchase of shares of the common stock, par value $0.001 per share (the "Common Stock") in the Company as described the Sunstock, Inc. Stock Purchase Warrant attached hereto as Attachment B. As used herein, the Series A Preferred Stock and the Warrants or the Common Stock underlying the shares of the Series A Preferred Stock and the Warrants or Common Stock issuable upon the conversion of the shares of the Series A Preferred Stock and the Warrants are sometimes collectively referred to herein as the "Securities."

The Securities have been offered to the undersigned pursuant to the private placement materials relating to the offering (the "Offering") of the Securities (such private placement materials, including all financial statements, exhibits and schedules contained therein or attached thereto, and any amendments and supplements thereto, is hereinafter referred to as the "Offering Materials"). Any capitalized terms used herein shall have the same meaning as used in the Offering Materials. The undersigned has received copies of the Offering Materials, the Certificate of Designation and the Warrants. The Securities are being offered by the Company.

Subject to the terms and conditions of the Offering Materials and this Subscription Agreement, the undersigned hereby irrevocably offers to purchase 400,000,000 shares of the Series A Preferred Stock and zero Warrants, and therefore tenders to the Company a check payable to "Sunstock, Inc. Escrow Account" in the amount of $200,000 ($0.0005 per share of the Series A Preferred Stock, and $0.0003 per Warrant) representing the contribution by the undersigned in the Company. It is understood that the cash contribution tendered is irrevocable by the undersigned and may be deposited for collection in accordance with the Offering Materials, regardless and independent of the sale of any other Securities in the Company.

The check tendered shall be held in a separate escrow account established by the Company at Sutter Securities Clearing, LLC. pursuant to that certain Sunstock, Inc. Escrow Agreement attached hereto as Attachment C, and shall be promptly returned to the undersigned if the Securities are not subscribed for and accepted by the Company pursuant to the terms and conditions specified in the Offering Materials. Upon the acceptance of subscriptions for the Securities by the Company as specified in the Offering Materials, the Company shall pay all amounts owed by the Company to the creditors as described on Attachment D and Boustead Securities, LLC for its investment banking success fee in connection with the Offering. The Company is expressly authorized to make any changes it deems necessary in the Escrow Agreement, or to execute any other Escrow Agreement, consistent with the terms of the Offering, including, but not limited to, the party which is to act as the Escrow Agent.

2. Acceptance and Subscription. The undersigned understands and agrees that this subscription is made subject to the following terms and conditions:

(a) The Company will have the right to reject this subscription, in whole or in part.

(b) This subscription will be deemed to be accepted by or on behalf of the Company only when it is signed by the Company or its duly authorized agent.

(c) The Company will have no obligation to accept subscriptions for the Securities in the order received.

(d) The Offering may be terminated at any time by the Company prior to the final acceptance of subscriptions for the maximum number of the Securities as specified in the Offering Materials, and that there is no minimum number of the Securities which must be sold.

3. Demand Registration. Upon any demand by the undersigned, the Company shall, within five (5) business days, file with the Securities and Exchange Commission a registration statement on Form S-1 (or similar form) under the Securities Act of 1933, as amended (the "Securities Act) and the rules and regulations promulgated thereunder, and applicable state securities laws (the "S-1 Registration Statement") for the resale by the undersigned of all shares of the Common Stock underlying the Series A Preferred Stock or the Warrant (the "Underlying Shares").

4. Piggyback Registration Rights. To the extent the Company does not maintain an effective registration statement for any shares of the Common Stock underlying the Series A Preferred Stock or the Warrant (the "Underlying Shares") and in the further event that the Company plans to file a registration statement with the SEC covering the sale of its shares of the Common Stock (other than a registration statement on Form S-4 or S-8 or any similar successor forms thereto, or on another form, or in another context, in which such "piggyback" registration would be inappropriate), then, for a period commencing on the Initial Exercise Date under the Warrant and terminating on the Termination Date under the Warrant, the Company shall give written notice (the "Piggyback Notice") of such proposed filing to the holders of the Underlying Shares as soon as practicable but in no event less than five business days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and offer to the holders of the Underlying Shares in such notice the opportunity to register the sale of such number of the Underlying Shares as such holders may request in writing within three business days after receipt of such Piggyback Notice (a "Piggyback Registration"). Notwithstanding the foregoing, the Company may delay any Piggyback Notice to any holders of the Underlying Shares, including until after filing a registration statement, so long as all recipients of such notice have the same amount of time to determine whether to participate in an offering as they would have had if such notice had not been so delayed. The Company shall cause the Underlying Shares to be included in such registration and shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Underlying Shares requested to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of the Underlying Shares in accordance with the intended method(s) of distribution thereof. All holders of the Underlying Shares proposing to distribute their securities through a Piggyback Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggyback Registration.

5. Limitation on Sale of the Underlying Shares. Notwithstanding anything herein contained to the contrary, the undersigned shall limit the sale of the the Common Stock underlying the shares of the Series A Preferred Stock, whether by exempt sales under the Securities Act, or pursuant to a Piggyback Registration, to no more than 25% of the the Common Stock underlying the shares of the Series A Preferred Stock held by the undersigned during any calendar quarter beginning in the year 2020.

6. Representations and Warranties. The undersigned represents and warrants as follows:

(a) The undersigned is an Accredited Investor as defined in Regulation D promulgated under the Securities Act.

(b) The undersigned has received information provided to him in writing by the Company, or information from books and records of the Company, as specified below. The undersigned understands that all documents, records and books pertaining to this investment have been made available for inspection by him, his attorney and/or his accountant and/or his "Purchaser Representative" as defined in Regulation D promulgated under

the Securities Act, and that the books and records of the Company will be available, upon reasonable notice, for inspection by the undersigned during reasonable business hours at the Company's principal place of business. The undersigned and/or his advisers have had a reasonable opportunity to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning the Offering, and all such questions have been answered to the full satisfaction of the undersigned. No oral representations have been made and, to the extent oral information has been furnished to the undersigned or his advisers in connection with the Offering, such information was consistent with all written information furnished

(c) Specifically, the undersigned was provided with access to the Company's filings with the Securities and Exchange Commission, including the following:

(i) The Company's annual report to stockholders for the most recent fiscal year, any definitive proxy statement or information statement filed in connection with that annual report, and a copy of the Company's most recent Form 10-K pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(ii) The information contained in any reports or documents required to be filed by the Company under Sections 13(a), 14(a), 14(c), and 15(d) of the Exchange Act since the distribution or filing of the reports specified above.

(iii) A brief description of the securities being offered, the terms of the Offering, and any material changes in the Company's affairs that are not disclosed in the documents furnished.

(d) The undersigned (i) has adequate means of providing for his current needs and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risks of an investment in the Securities for an indefinite period, and (iv) at the present time, could afford a complete loss of such investment.

(e) The undersigned recognizes that the Company has a limited financial and operating history and no history of profitable operations, and that the Securities as an investment involve special risks, including those disclosed to the undersigned by the Company.

(f) The undersigned acknowledges that he is aware that there are substantial restrictions on the transferability of the Securities. The Securities may not be, and the undersigned agrees that they shall not be, sold or transferred except pursuant to an effective registration statement or an exemption from such registration statement under said statutes. The undersigned also acknowledges that he will be responsible for compliance with all conditions on transfer imposed by any federal or state securities statute and securities law administrator and for any expenses incurred by the Company for legal or accounting services in connection with reviewing such a proposed transfer and/or issuing opinions in connection therewith.

(g) The Securities are being purchased solely for his own account for investment and not for the account of any other person and not for distribution, assignment, or resale to others and no other person has a direct or indirect beneficial interest in the Securities. The undersigned or his advisers have such knowledge and experience in financial, tax, and business matters to enable him to utilize the information, made available to him in connection with the Offering of the Securities to evaluate the merits and risks of the prospective investment and to make an informed investment decision with respect thereto.

(h) The undersigned realizes that he may not be able to sell or dispose of the Securities as there may be no public market. In addition, the undersigned understands that his right to transfer the Securities will be subject to restrictions against transfer unless the transfer is not in violation of the Securities Act, and the securities laws of any state (including investor suitability standards), and the Company consents to such transfer. The undersigned also acknowledges that he shall be responsible for compliance with all conditions on transfer imposed by the Securities Act, or the securities law of any state and for any expenses incurred in connection with such a proposed transfer.

(i) The undersigned, if a corporation, partnership, trust, or other entity, is authorized and otherwise duly qualified to purchase and hold the Securities, such entity has its principal place of business as set

forth on the signature page hereof, and such entity has not been formed for the specific purpose of acquiring the Securities.

(j) All information which the undersigned has provided to the Company concerning his personal situation, his financial position, and his knowledge of financial and business matters, or, in the case of a corporation, partnership, trust or other entity, the knowledge of financial and business matters of the person making the investment decision on behalf of such entity, is correct and complete as of the date set forth at the end hereof, and if there should be any adverse change in such information prior to his subscription being accepted, he will immediately provide the Company with such information.

(k) Pursuant to Regulation D under the Securities Act, the undersigned understands and agrees that the following restrictions and limitations are applicable to his purchase, resales, hypothecations or other transfers of the Securities:

(i) The undersigned agrees that the Securities shall not be sold, pledged, hypothecated or otherwise transferred unless the Securities are registered under the Securities Act, and the securities laws of any state, or are exempt therefrom;

(ii) A legend in substantially the following form has been or will be placed on any certificate(s) or other document(s) evidencing the Securities:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAW OF ANY STATE, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

(iii) Stop transfer instructions to the transfer agent of the Securities have been or will be placed with respect to the Securities so as to restrict the resale, pledge, hypothecation or other transfer thereof, subject to the further items hereof, including the provisions of the legend set forth in subparagraph (ii) above; and

(iv) The legend and stop transfer instructions described in subparagraphs (ii) and (iii) above will be placed with respect to any new certificate(s) or other document(s) issued upon presentment by the undersigned of certificate(s) or other document(s) for transfer.

(v) The undersigned acknowledges that he will be responsible for compliance with all conditions on transfer imposed by any federal or state securities statute and securities law administrator and for any expenses incurred by the Company for legal or accounting services in connection with reviewing such a proposed transfer and/or issuing opinions in connection therewith.

(l) The undersigned acknowledges that ____N/A____ (complete if applicable) has acted as his "Purchaser Representative" as defined in Regulation D promulgated under the Securities Act, and (i) that he can bear the economic risk of this investment; (ii) he has relied upon the advice of such Purchaser Representative as to the merits of an investment in the Company and the suitability of such investment for the undersigned; and (iii) such Purchaser Representative has confirmed to him, in writing, any past, present or future material relationship, actual or contemplated, between such Purchaser Representative or its Affiliates and the Company, or its Affiliates.

(m) The undersigned understands that neither the Securities and Exchange Commission nor the securities commission of any state has made any finding or determination relating to the fairness for public investment in the Securities and that the Securities and Exchange Commission as well as the securities commission of any state will not recommend or endorse any offering of securities.

(n) The undersigned understands that the Securities have not been registered under the Securities Act or the securities laws of any state, in reliance upon an exemption therefrom for non public offerings. The undersigned understands that the Securities must be held indefinitely, subject to the terms of this Subscription Agreement, and unless they are subsequently registered, or an exemption from such registration is available. The undersigned further understands that the Company is under no obligation to register the Securities on his behalf or to assist him in complying with any exemption from registration.

(o) The undersigned understands that:

(i) No assurances are or have been made regarding any economic advantages (including tax) which may inure to the benefit of the undersigned;

(ii) No assurances are or have been made concerning the distribution of profits to the Company's investors; and

(iii) He is aware that this subscription is independent of any other subscription for the Securities.

(p) The undersigned acknowledges and is aware that it never has been represented, guaranteed, or warranted to him by the Company, its directors, officers, agents or employees, or any other person, expressly or by implication, as to any of the following:

(i) The approximate or exact length of time that he will be required to remain as an owner of the Securities;

(ii) The percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of this investment; or

(iii) That the limited past performance or experience on the part of the Company, or any future projections will in any way indicate the predictable results of the ownership of the Securities or of the overall financial performance of the Company.

(q) The undersigned acknowledges that the Company has made available to him or his Purchaser Representative, if any, or other personal advisers the opportunity to obtain additional information to verify the accuracy of the information furnished to him and to evaluate the merits and risks of this investment.

(r) The undersigned confirms that he has consulted with his Purchaser Representative, if any, or other personal advisers and that said Purchaser Representative or other advisers have analyzed the information furnished to him and the documents relating thereto on his behalf and have advised him of the business and financial aspects and consequences of and liabilities associated with his investment in the Securities. The undersigned represents that he has made other risk capital investments or other investments of a speculative nature, and by reason of his business and financial experience and of the business and financial experience of those persons he has retained to advise him with respect to investments of this nature. In reaching the conclusion that he desires to acquire the Securities, the undersigned has carefully evaluated his financial resources and investments and acknowledges that he is able to bear the economic risks of this investment.

(s) The undersigned acknowledges that all information made available to him and/or his Purchaser Representative, if any, and/or personal advisers in connection with his investment in the Securities, including the information furnished to him is and shall remain confidential in all respects and may not be reproduced, distributed or used for any other purpose without the prior written consent of the Company.

(t) The undersigned acknowledges that the Offering of the Securities will be on a "best efforts" basis through various authorized selling agents of the Company. The Company may sell less than the total number of Securities offered.

7. Covenant Not to Use or Disclose Confidential Information. The undersigned acknowledges that he has had access to material confidential information, knowledge, data or other propriety information of the Company whether or not developed, discovered or conceived by the undersigned, not generally available to the public (collectively the "Confidential Information"). By way of illustration, but not limitation, the Confidential Information shall include agreements with third parties, new product or marketing plans, business strategies and plans, prospective investors, merger and acquisition targets, financial and pricing information, computer programs, source codes, models and databases, analytical models, customer lists and prospective customer lists, supplier and vendor lists, and other proprietary or Confidential Information relating or pertaining to the business and services of

the Company, not generally available to the public. The undersigned further acknowledges that any unauthorized use of the Confidential Information by the undersigned or any disclosure of the same to any third parties, would be wrongful and would cause irreparable injury to the Company. Accordingly, the undersigned covenants and agrees that, until such time as the Company grants express permission to the undersigned, the undersigned shall (a) hold the Confidential Information in strictest confidence, (b) not disclose such information to any person, firm, corporation or other entity, and (c) not use such information for any purpose not expressly authorized by the Company. The undersigned also agrees that upon request from the Company, he shall return to the Company all Confidential Information in his possession. The undersigned further agrees to indemnify and hold the Company harmless from any loss, claim or damages, including attorney's fees and costs, arising out of or related to the unauthorized disclosure or use of the Confidential Information by the undersigned.

8. Restrictive Covenant Not To Trade in Securities of the Company. Notwithstanding anything herein contained to the contrary, inasmuch as the undersigned acknowledges that he has received Confidential Information with respect to the Company, until such time as the Company grants express permission to the undersigned, the undersigned shall not buy, sell, or hypothecate any securities of the Company, in the public or private market, including the Securities purchased by the undersigned, pursuant to this Subscription Agreement.

9. Indemnification. The undersigned agrees to indemnify and hold harmless the Company and its Affiliates from and against all damages, losses, costs, and expenses (including reasonable attorneys' fees) which they may incur by reason of the failure of the undersigned to fulfill any of the terms or conditions of this subscription, or by reason of any breach of the representations and warranties made by the undersigned herein, or in any document provided by the undersigned to the Company.

10. Survival. The foregoing representations, warranties and undertakings are made with the intent that they may be relied upon in determining the undersigned's suitability as an investor in the Company and the undersigned hereby agrees that such representations and warranties shall survive his purchase of the Securities. The undersigned hereby acknowledges and agrees that he is not entitled to cancel, terminate or revoke this Subscription Agreement, or any agreements hereunder, and that this Subscription Agreement and such agreements shall survive (a) changes in the transactions, documents, and instruments previously furnished to the undersigned which are not materially adverse, and (b) the undersigned's death or disability.

11. Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the undersigned or to the Company at the respective addresses set forth herein.

12. Miscellaneous.

(a) The undersigned agrees not to transfer or assign this Subscription Agreement, or any of the undersigned's interest herein, and further agrees that the transfer or assignment of the Securities acquired pursuant hereto shall be made only in accordance with all applicable laws.

(b) The undersigned agrees that the undersigned may not cancel, terminate, or revoke this Subscription Agreement or any agreement of the undersigned made hereunder and that this Subscription Agreement shall survive the death or disability of the undersigned and shall be binding upon the undersigned's heirs, executors, administrators, successors, and assigns.

(c) Notwithstanding any of the representations, warranties, acknowledgments, or agreements made herein by the undersigned, the undersigned does not thereby or in any other manner waive any rights granted to the undersigned under federal or state securities laws.

(d) Words of any gender used in this Subscription Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. In addition, the pronouns used in this Subscription Agreement shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

(e) This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

(f) This Agreement and related documents including, but not limited to, the Preferred Stock and the Warrants, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and related documents including, but not limited to, the Preferred Stock and the Warrants, supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof. In the event of any conflict between the provisions of this Agreement and the Preferred Stock and the Warrants, the terms of this Agreement shall control.

(g) This Subscription Agreement shall be enforced, governed, and construed in all respects in accordance with the laws of the State of Delaware and all obligations hereunder shall be deemed performable in Sacramento County, California.

(h) The Attachments to this Subscription Agreement referred to or included herein constitute integral parts to this Subscription Agreement and are incorporated into this Subscription Agreement by this reference.

(i) Within 10 days after receipt of a written request from the Company, the undersigned agrees to provide such information and to execute and deliver such documents as reasonably may be necessary to comply with any and all laws and ordinances to which the Company is subject.

(j) This Subscription Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or PDF copy shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

IN WITNESS WHEREOF, I have executed this Subscription Agreement as of the 30 day of December, 2019.

Jonathan Bates
(Signature)

Jonathan Bates - Managing Member - BFAM Partners LLC
Print Name

206 S. Helberta Ave.; Unit A
Address
Redondo Beach CA 90277

Number of shares of the Series A Preferred Stock Purchased: 400,000,000

Number of Warrants Purchased: 0 (zero)

Subscription Accepted this 30 day of December, 2019.

SUNSTOCK, INC.

By: Jason C. Chang

Jason Chang, President

Attachments:

Attachment A Series A Preferred Stock Designation
Attachment B Warrants